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                                                                   EXHIBIT 10.29


                             EAGLE GEOPHYSICAL, INC.
                               OUTSIDE DIRECTORS'
                           DEFERRED COMPENSATION PLAN



         1. Purpose. The purpose of the Outside Directors' Deferred Compensation Plan (the "Plan") of Eagle Geophysical, Inc., a Delaware corporation (the "Company"), is to attract and retain highly qualified persons who are not employees of the Company to serve as Directors of the Company by providing such Directors with greater flexibility in the timing of receipt of fees for services on the Board of Directors, and an opportunity to obtain a greater proprietary interest in the Company's success and progress through deferral of fees as if such fees had been invested in Common Stock of the Company, thereby aligning such Directors' interests more closely with the interests of stockholders of the Company.

         2. Definitions. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

                 (a) "Account" means the account established under Sections 6 and 7 for Participants, which may include, as subaccounts, an Interest Bearing Account and a Stock Appreciation Account. Such Accounts are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

                 (b)      "Board" means the Board of Directors of the Company.

                 (c) "Common Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for such Common Stock or such other securities pursuant to Section 9.

                 (d) "Director Fees" means annual director fees payable to a Director in his or her capacity as such for service on the Board and meeting fees payable to a Director for his or her participation in meetings of the Board or any committee thereof.

                 (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

                 (f) "Fair Market Value" of a share of Common Stock of the Company means, as of any given date, the closing sales price of a share of Common Stock reported by the Nasdaq Stock Market's National Market or such other stock exchange on which the Stock is listed; provided that the Fair Market Value of Stock on the effective date of the Plan will be the initial public offering price of the Stock.

                 (g) "Participant" means a person who has amounts credited to his or her Account, or who has elected to defer payment of Director Fees under the Plan.

                 (h) "Plan Year" means, with respect to a Participant, the period commencing at the time of election of the Director at an annual meeting of stockholders (or the
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         election of a class of Directors if the Company then has a classified
         Board), or the Director's initial appointment to the Board if not at an annual meeting of stockholders, and continuing until the next annual meeting of stockholders.

                 (i) "Stock Appreciation Right" means a credit to a Participant's Stock Appreciation Account under Section 7 which represents the right to receive the Fair Market Value of one share of Common Stock of the Company upon settlement of the Account.

                 (j) "Valuation Date" means the last business day of a Plan Year and the last business day preceding a date on which a distribution is made in settlement of a Participant's Account.

         3. Administration of the Plan. The Plan will be administered by the Board; provided, however, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the Directors who are not then eligible to participate in the Plan. Subject to the direction of the Board, bookkeeping and other ministerial functions under the Plan shall be performed by the Secretary of the Company.

         4. Eligibility. Each Director of the Company who is paid Director Fees for service on the Board may participate in the Plan. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

         5. Elections Relating to Participation. Each Director of the Company who is eligible under Section 4 may elect, in accordance with this
Section 5, to defer receipt of Director Fees. Such deferred Director Fees will either bear interest in an Interest Bearing Account under Section 6 or be treated as if invested in Common Stock in a Stock Appreciation Account under
Section 7.

                 (a) Time of Filing of Elections; Irrevocability. A Director shall elect to participate and the terms of such participation by filing an election with the Secretary of the Company prior to the beginning of a Plan Year (which generally will begin at each annual meeting of the stockholders). Elections shall be deemed continuing, and therefore applicable to Plan Years after the initial Plan Year, until the election is modified or revoked by the Participant. Elections other than those subject to Section 5(d) shall become irrevocable at the commencement of the Plan Year to which an election relates. Elections relating to the time of settlement of an Interest Bearing Account or a Stock Appreciation Account shall become irrevocable at the time specified in Section 5(d). Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Secretary of the Company shall be deemed to revoke all prior inconsistent elections that remain revocable at the time of filing of the latest election.

                 (b) Matters to be Elected. A Director's election must specify the following:

                          (i) With respect to Director Fees, the percentage to be deferred and credited to the Participant's Interest Bearing Account under Section 6 and the




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                 percentage to be deferred and credited to the Participant's
                 Stock Appreciation Account under Section 7. The sum of such percentages must not exceed 100%; if such sum is less than 100%, the balance of Director Fees will be paid in accordance with the Company's regular Director compensation policies.

                          (ii) The period or periods during which settlement of the Participant's Interest Bearing Account or Stock Appreciation Account will be deferred, subject to Section 5(d), and whether distribution will be in a lump sum or in annual installments; provided, however, that not more than ten installments may be elected, and any installment distributions must commence no later than the first business day of the Plan Year following the Plan Year in which the Participant ceases to serve as a Director. An election as to the period or periods in which such settlement will be deferred may relate to a given Account in respect of such Plan Year and to any additional amounts credited as interest or dividend equivalents in respect of such originally credited amounts and previously credited amounts.

                 (c) Form of Election. Elections under the Plan shall be made in writing on such form or forms as may be specified from time to time by the Secretary of the Company.

                 (d) Modifying the Time of Settlement. A Participant may modify an election as to the time at which a Participant's Account will be settled at any time prior to the earlier of (i) the calendar year in which a lump sum settlement will occur or the first installment will commence or (ii) the time the Participant ceases to serve as a Director of the Company, except that such modification may only extend the date of settlement to a date later than the previously elected settlement date. Such modification shall be made by filing a new election with the Secretary of the Company. The foregoing notwithstanding, the Secretary of the Company may disapprove or limit elections under this Section 5(d) in order to ensure that the Participant will not be deemed to have constructively received compensation in respect of the Participant's Account prior to settlement.

                 (e) No Reallocation of Accounts. Amounts credited to a Participant's Interest Bearing Account may not be reallocated or switched to the Participant's Stock Appreciation Account, and amounts credited to the Participant's Stock Appreciation Account may not be reallocated or switched to the Participant's Interest Bearing Account.

                 (f) Cessation of Service as a Director. If any Director Fees otherwise subject to an election would be paid to a Participant after he or she has ceased to serve as a Director, such payment shall not be subject to such election, but shall instead be paid in accordance with the Company's regular non-employee Director compensation policies.

         6. Deferral of Director Fees in Interest Bearing Account. If a Participant has elected to defer receipt of a specified amount of Director Fees to be held in his or her Interest Bearing Account, an amount equal to such specified amount shall be credited to the Participant's Interest Bearing Account as of the date such Director Fees otherwise would have been payable to the Participant but for such election to defer. As of the close of business on each Valuation Date,





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interest shall be credited to such Cash Account in an amount equal to the average daily balance in such Cash Account since the last Valuation Date multiplied by a rate of interest equal to the prime interest rate as published in THE WALL STREET JOURNAL and effective on the date of the last preceding annual meeting of stockholders of the Company minus 1.5%.

         7. Deferral of Director Fees in Stock Appreciation Account. If a Participant has elected to defer receipt of a specified amount of Director Fees to be held in his or her Stock Appreciation Account, a number of Stock Appreciation Rights determined in accordance with this Section 7 shall be credited to the Participant's Stock Appreciation Account as of the date such Director Fees otherwise would have been payable to the Participant but for such election to defer. The number of Stock Appreciation Rights that shall be credited to a Participant's Stock Appreciation Account shall be determined by dividing the amount of Director Fees to be deferred as of the date of such deferral by the Fair Market Value of one share of Common Stock determined at the close of business on the day the applicable Plan Year commenced. The amount of Stock Appreciation Rights credited to a Participant's Stock Appreciation Account shall include fractional Stock Appreciation Rights calculated to at least three decimal places.

                 (a) Crediting of Dividend Equivalents - Cash and Non-Share Dividends. If the Company declares and pays a dividend in the form of cash or property other than Common Stock in respect of shares of Common Stock, then a number of additional Stock Appreciation Rights shall be credited to the Stock Appreciation Account as of the payment date for such dividend equal to (i) the number of Stock Appreciation Rights credited to such Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the fair market value, as determined by the Board, of any property other than shares of Common Stock actually paid as a dividend on each share of Common Stock at such payment date, divided by (iii) the Fair Market Value of one share of Common Stock determined at the close of business on the day the applicable Plan Year commenced.

                 (b) Crediting of Dividend Equivalents - Share Dividends. If the Company declares and pays a dividend in the form of additional shares of Common Stock payable in respect of shares of Common Stock, then a number of additional Stock Appreciation Rights shall be credited to the Participant's Stock Appreciation Account as of the payment date for such dividend equal to (i) the number of Stock Appreciation Rights credited to such Account as of the record date for such dividend multiplied by (ii) the number of additional shares of Common Stock actually paid as a dividend in respect of each share of Common Stock.

         8. Settlement of Accounts. The Company will settle a Participant's Account by making one or more distributions to the Participant (or his or her designated beneficiary, upon the Participant's death) at the time or times, in a lump sum or installments, as specified in the Participant's election filed in accordance with Section 5; provided, however, that Accounts will be settled at times earlier than those specified in such election in accordance with Sections 8(b), 8(c), and 9.

                 (a) Form of Distribution. Distributions in respect of a Participant's Interest Bearing Account and Stock Appreciation Account shall be made only in cash. Distributions in respect of a Participant's Stock Appreciation Account shall be equal to





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         the number of Stock Appreciation Rights to be distributed multiplied by the Fair Market Value of one share of Common Stock on the business day immediately preceding the date of such distribution.

                 (b)      Termination of Service as a Director; Death.

                          (i) Cessation of Service Other than Due to Death. If a Participant ceases to serve as a Director due to any reason other than death, the Company shall make distributions in respect of the Participant's Account to such Participant in a lump sum or installments, as previously elected by the Participant, except that installment payments shall commence not later than the first business day of the calendar year following the calendar year in which the Participant ceases to serve as a Director.

                          (ii) Death. If a Participant ceases to serve as a Director due to death or dies prior to distribution of all amounts from his or her Account, the Company shall make a single lump sum distribution to the beneficiary designated by such Participant in his or her most recent beneficiary designation form filed with the Secretary of the Company. If there is no beneficiary designation on file with the Secretary of the Company at the time of the Participant's death or no surviving designated beneficiary, such distributions shall be made to the executor or administrator of the Director's estate. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant's death.

                 (c)      Financial Hardship.  Other provisions
         notwithstanding, at the written request of a Participant or his or her legal representative, the Board, in its sole discretion, upon a finding that continued deferral will result in financial hardship to the Participant, may authorize (i) the distribution of all or a part of a Participant's Account in a single installment or (ii) the acceleration of payment of any multiple installments thereof.

         9. Adjustment Provisions. In the event any recapitalization, reorganization, merger, consolidation, spin- off, combination, repurchase, exchange of Common Stock or other securities of the Company, stock split or reverse split, liquidation, dissolution, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of a Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Common Stock and otherwise equitable, in the number and kind of Stock Appreciation Rights in a Participant's Stock Appreciation Account. Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger, or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or shares of the Company to another corporation, the Plan shall terminate and all distributions shall be completed five business days before the scheduled completion of such corporate event unless provision is made in writing in connection with such corporate event for the continuance of the Plan and for the assumption of Accounts maintained under the Plan immediately prior to the effectiveness of such corporate event.





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         10.     Changes to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously deferred Director Fees.

         11.     General Provisions.

                 (a) Agreements; Account Statements. The rights or obligations under the Plan may be evidenced by Agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Board may from time to time approve. The Secretary of the Company shall provide each Participant, not less frequently than once per Plan Year, with an account statement reflecting Account balances under the Plan, Account transactions during the period covered by the statement, and such other information as the Secretary of the Company may deem relevant.

                 (b) Limitations on Transferability. Rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution, or to a designated beneficiary in the event of a Participant's death, except with the prior consent of the Board. The Company may rely upon the beneficiary designation last filed in accordance with Section 8(b).

                 (c) Nonforfeitability. The interest of each Participant in his or her Account shall be nonforfeitable.

                 (d) Continued Service as an Employee. If a Participant ceases to serve as a Director and, immediately thereafter, is employed by the Company or any subsidiary of the Company, then such Participant will not be deemed to have ceased to serve as a Director at that time for the purposes of Section 8(b)(1) of this Plan, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director for the purposes of Section 8(b)(1) of this Plan only.

                 (e) No Right to Continue as a Director. Nothing contained in the Plan or any Agreement will confer upon any Participant any right to continue to serve as a Director of the Company or to be nominated for re-election as a Director.

                 (f) No Stockholder Rights Conferred. Nothing contained in the Plan or any Agreement will confer upon any Participant (or any person claiming rights by or through a Participant) any rights of a stockholder of the Company.

                 (g) Unfunded Status of Accounts. The Plan is intended to constitute an "unfunded" plan to provide deferred compensation. With respect to any rights to payment of a Participant under his or her Account, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.





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                 (h)      Nonexclusivity of the Plan.  The adoption of the Plan
         by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Directors as it may deem desirable.

                 (i) Governing Law. The validity, construction, and effect of the Plan and any Agreement will be determined in accordance with the laws of the State of Delaware and applicable federal law.





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